UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2008

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On March 4, 2008, Avista Corporation (Avista Corp.) filed a general rate case with the Washington Utilities and Transportation Commission (WUTC). In the general rate case filing, Avista Corp. has requested to increase electric rates for its Washington customers by an average of 9.2 percent, which is designed to increase annual revenues by $36.6 million. Avista Corp. has also requested to increase natural gas rates for its Washington customers by an average of 3.3 percent, which is designed to increase annual revenues by $6.6 million.

The proposed rate increases are driven primarily by capital investments in upgrading infrastructure to increase capacity and reliability, relicensing costs for Avista Corp.’s Spokane River hydroelectric projects, and expanding the storage and delivery capacity at the Jackson Prairie Natural Gas Storage Project.

Avista Corp.’s request is based on a proposed rate of return of 8.43 percent with a common equity ratio of 46.3 percent and a 10.8 percent return on equity. The WUTC generally has up to 11 months to review a general rate case filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: March 6, 2008	/s/ Marian M. Durkin
Marian M. Durkin Senior Vice President, General Counsel and Chief Compliance Officer